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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of InfoCure Corporation on Form S-3 of our reports dated September 28, 1998 and January 15, 1999, (relating to The Healthcare Systems Division of The Reynolds and Reynolds Company) appearing or incorporated by reference in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

Dayton, Ohio
January 22, 1999